Exhibit 99.3

Walden Education Business
(Carve-Out Walden Operations of Laureate Education)

Combined Financial Report
Condensed Combined Financial Statements as of September 30, 2020 and
December 31, 2019 and for the nine months ended September 30, 2020 and 2019

Index to Financial Statements

Contents	Page(s)
Financial Statements
Condensed Combined Balance Sheets as of September 30, 2020 and December 31, 2019 (unaudited)	F-1
Condensed Combined Statements of Operations for the nine months ended September 30, 2020 and 2019 (unaudited)	F-2
Condensed Combined Statements of Changes in Net Parent Investment for the nine months ended September 30, 2020 and 2019 (unaudited)	F-3
Condensed Combined Statements of Cash Flows for the nine months ended September 30, 2020 and 2019 (unaudited)	F-4
Notes to Combined Financial Statements	F-5–F-11

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

CONDENSED COMBINED BALANCE SHEETS
as of September 30, 2020 and December 31, 2019 (Unaudited)

($ in thousands)	September 2020	December 2019
Assets
Current Assets
Cash	$4,268	$58,414
Restricted cash	142,456	151,807
Student tuition and fees receivable, net	42,649	28,413
Prepaid expenses	5,052	3,627
Total current assets	194,425	242,261
Property, Equipment and Leasehold Improvements, Net	30,139	36,335
Other Assets
Operating lease right-of-use assets, net	9,344	11,253
Deferred project costs, net	21,187	20,237
Other long term assets	13,015	7,837
Deferred tax asset	6,837	6,885
Goodwill	2,812	2,812
Total other assets	53,195	49,024
Total assets	$277,759	$327,620
Liabilities and Net Parent Investment
Current Liabilities
Accounts payable and accrued expenses	$60,496	$62,145
Deferred revenue and student deposits	100,697	73,610
Current portion of operating leases	2,764	2,225
Other current liabilities	193	412
Total current liabilities	164,150	138,392
Long-Term Liabilities
Long term portion of operating leases	7,245	8,969
Total long-term liabilities	7,245	8,969
Total liabilities	171,395	147,361
Commitments and Contingencies
Net Parent Investment	106,364	180,259
Total liabilities and Net Parent Investment	$277,759	$327,620

The accompanying notes are an integral part of these interim combined financial statements.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

CONDENSED COMBINED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

($ in thousands)	2020	2019
Revenues
Masters programs	$267,860	$255,692
Doctoral programs	109,420	117,015
Undergraduate programs	49,414	45,450
Other revenues	34,183	31,366
Total revenues, net of scholarships	460,877	449,523
Operating Expenses
Direct costs	308,110	300,107
General and administrative	36,703	37,382
Total operating expenses	344,813	337,489
Operating income	116,064	112,034
Other (expense) income:
Interest income, net	132	301
Other (expense) income, net	(333)	283
Total other (expense) income	(201)	584
Income before income taxes	115,863	112,618
Provision for income taxes	(29,884)	(29,453)
Net income	$85,979	$83,165

The accompanying notes are an integral part of these interim combined financial statements.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

CONDENSED COMBINED STATEMENTS OF CHANGES IN NET PARENT INVESTMENT
For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

($ in thousands)	Net parent investment
Balance as of January 1, 2019	$191,994
Adoption of accounting standard	(63)
Net income	83,165
Non-cash stock compensation	711
Net change in parent investment	(155,836)
Balance as of September 30, 2019	$119,971
Balance as of January 1, 2020	$180,259
Net income	85,979
Non-cash stock compensation	860
Net change in parent investment	(160,734)
Balance as of September 30, 2020	$106,364

The accompanying notes are an integral part of these interim combined financial statements.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

CONDENSED COMBINED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2020 and 2019 (Unaudited)

($ in thousands)	2020	2019
Cash Flows From Operating Activities
Net income	$85,979	$83,165
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,442	18,665
(Gain) Loss on disposal of property and equipment	(17)	87
Impairment loss on deferred project costs	11	—
Amortization of operating lease right-of-use assets	2,586	2,002
Provision for doubtful accounts	14,142	14,094
Non-cash stock compensation	860	711
Deferred income taxes	48	100
Changes in operating assets and liabilities:
Student tuition and fees receivable	(28,378)	(20,547)
Prepaid expenses	(1,425)	(1,134)
Other long-term assets	(5,178)	(4,354)
Accounts payable and accrued expenses	(1,612)	4,231
Deferred student tuitions and fees	27,087	18,710
Other liabilities	(2,081)	(2,474)
Net cash provided by operating activities	107,464	113,256
Cash Flows From Investing Activities
Purchases of property and equipment	(4,638)	(6,461)
Additions to deferred project costs	(5,589)	(3,877)
Net cash used in investing activities	(10,227)	(10,338)
Cash Flows From Financing Activities
Net change in parent investment	(160,734)	(155,836)
Net cash used in financing activities	(160,734)	(155,836)
Net decrease in cash and restricted cash	(63,497)	(52,918)
Cash and Restricted cash
Beginning of year	210,221	204,530
End of year	$146,724	$151,612
Supplemental Disclosure of Non-Cash Investing and Financing Activities
Purchases of property and equipment in accrued expenses	$267	$1,473
Reconciliation of Cash and Restricted Cash
Cash	$4,268	$2,324
Restricted cash	142,456	149,288
Total Cash and Restricted cash shown in the Statements of Cash Flows	$146,724	$151,612

The accompanying notes are an integral part of these interim combined financial statements.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 1.   Nature of Business

The Walden Education Business (“Walden”, “we”, “us” or “our”) of Laureate Education, Inc. (“Laureate”, “LEI”, or “Parent”) operates an institution of higher education under the trade name of Walden University, providing students with bachelors, masters and doctoral degrees and certificates online in a broad range of disciplines including health sciences, counseling, criminal justice, human services, management, psychology, education, public health, nursing, social work, public administration and information technology. Walden is accredited by the Higher Learning Commission in addition to a number of specialized accreditations. Walden is a registered institution in the state of Minnesota and is currently authorized, licensed, registered, exempt or not subject to approval in all states of the United States, except New York and Rhode Island. On September 11, 2020, our Parent, entered into Membership Interest Purchase Agreement with AdTalem Global Education, Inc. (“Adtalem” or the “Purchaser”), to sell all of the issued and outstanding membership interests in Walden e-Learning, LLC, and its subsidiary, Walden University, LLC, as well as carve-out operations of LEI in exchange for a purchase price of $1,480 million in cash, subject to certain adjustments set forth in the Purchase Agreement. The closing of the transaction is expected to occur toward the end of 2021 and is subject to customary closing conditions, including regulatory approval by the U.S. Department of Education and the Higher Learning Commission and required antitrust approvals.

Note 2.   Significant Accounting Policies

Fiscal Year — Walden’s fiscal year consists of twelve months ending December 31.

Basis of Presentation and Use of Estimates

The accompanying condensed combined financial statements are unaudited. The financial statements include condensed combined balance sheets, condensed combined statements of operations, condensed combined statements of changes in net parent investment and condensed combined statements of cash flows. A statement of condensed comprehensive income has not been presented as there are no differences. In the opinion of management, all adjustments, which consist of normal recurring adjustments, except as otherwise disclosed, necessary to fairly state the financial position, results of operations, net parent investment and cash flows for all periods presented have been made.

The results of the operations are not necessarily indicative of the results to be expected for the full calendar year. Therefore, these financial statements should be read in conjunction with the audited combined financial statements and notes thereto. Certain footnote disclosures included in the annual combined financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted.

The accompanying condensed combined financial statements have been prepared in accordance with U.S. GAAP. The combined financial statements have been prepared on a standalone basis and included the operations, financial position, and cash flows of Walden E-Learning, LLC and Subsidiary, related Laureate Higher Education Group (LHEG) Shared Services, and certain Laureate corporate cost allocations (the “Walden Education Business”) as carved out from the historical consolidated financial statements of Laureate using both specific identification and the allocation methodologies described below. We believe the assumptions underlying the combined financial statements, including the assumptions regarding allocated expenses, reasonably reflect the utilization of services provided to or the benefit received by Walden. However, these shared expenses may not represent the amounts that would have been incurred had the Walden operated autonomously or independently from Laureate.

Actual costs that would have been incurred if Walden had been a standalone company would depend on multiple factors, including organizational structure and strategic decisions in various areas such as information technology and infrastructure.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 2.   Significant Accounting Policies (Continued)

Net parent investment represents Laureate’s historical investment in us, the net effect of transactions with and allocations from Laureate. All charges and allocations of costs for facilities, functions, and services performed by Laureate have been deemed paid by the Business to Laureate in the period in which the cost was recorded in the condensed combined statements of Changes in Net Parent Investment. While we do own and maintain separate bank accounts our Parent uses a centralized approach to the cash management and funds our operating and investing activities as needed. Accordingly, cash held by our Parent at the corporate level was not allocated to us for any of the periods presented. We reflect the cash generated by our operations and expenses paid by our Parent on our behalf as a component of “Net Parent Investment” on our condensed combined balance sheets, and as a net change in parent investment in our condensed combined statements of cash flows. Intracompany balances and accounts within the Walden Business have been eliminated.

During the periods presented, Walden functioned as part of the larger group of schools controlled by Laureate, and accordingly, utilized centralized functions, such as academic support, technology, financial services, marketing, product development, sales and other management and administrative services to support continuing operations and to help accelerate the Walden business plan. As consideration of these services, Walden is allocated a monthly management fee that is based on LEI’s good faith estimate of the portion of the centralized costs incurred by the LEI shared services group attributable to Walden. Laureate also performed certain corporate functions for Walden. The corporate expenses related to Walden have been allocated from the Parent. These allocated costs are primarily related to certain governance and corporate functions such as finance, treasury, tax, human resources, legal, investor relations, and certain other costs. Where it is possible to specifically attribute such expenses to activities of Walden, these amounts have been charged or credited directly to Walden without allocation or apportionment. Allocation of other such expenses is based on a reasonable reflection of the utilization of the services provided or benefits received by Walden during the periods presented on a consistent basis, such as, but not limited to apportioned salary and benefits based on time spent, and relative percentage of headcount. The aggregate costs allocated for these functions to Walden are included within the condensed combined statements of operations as part of their natural functional expense groupings within direct costs and general and administrative expenses and are shown in detail within the following table.

	Nine Months Ended September 30
	2020	2019
Walden shared service costs(1)	$8,822	$70,885
Stock compensation expense(2)	860	711
Laureate Corporate expense allocation(3)	4,131	4,974
	$13,813	$76,570

(1)  Under an existing shared services agreement with LEI which renews on January 1, 2020 (disclosed above) and additional Parent’s Corporate shared service cost allocated to Walden. Effective January 1, 2020 approximately 800 non-faculty employees were moved to be a direct cost to Walden from Shared Services.

(2)   Stock compensation expense represents both the allocation of the Parent’s Corporate stock compensation expense and the costs specifically identifiable to Walden employees

(3)   Represents the additional costs of the centralized functions of the Parent allocated to Walden

Laureate used a centralized approach to cash management and financing its operations. Historically, the majority of Walden cash was transferred to the Parent on a periodic basis. This arrangement is not reflective of the manner in which Walden would have been able to finance its operations had it been a standalone business separate from the Parent during the periods presented. Transactions between Walden and Laureate and its subsidiaries are reflected in the condensed combined balance sheets as “Net parent investment” and in the condensed combined statements of cash flows as a financing activity in “Net change in net parent investment”.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 2.   Significant Accounting Policies (Continued)

Additionally Walden uses various assets paid for by Laureate as well as liabilities incurred to operate its business consisting of but not limited to the following: prepaid expenses, fixed assets (leasehold improvements, furniture and equipment, computer and software), surety bonds collateralized with restricted cash which is a requirement for Walden to operate in various states, allocable employee benefit plan costs attributable to Walden employees, accrued expenses and operating leases for the benefit of Walden which have been deemed attributable to, and reflective of the historical operations of Walden. The assets and liabilities have historically been accounted for by Laureate as contracts which are shared among the Laureate network or that Laureate was deemed the obligor. The amounts recorded in these condensed combined financial statements may not be representative of the amounts that would have been incurred had Walden been an entity that operated independently of Laureate. Consequently, these condensed combined financial statements may not be indicative of Walden’s future performance and do not necessarily reflect what its results of operations, financial position and cash flows would have been had Walden operated as a separate entity apart from Laureate during the periods presented.

Our Parent’s debt and related interest expense have not been allocated to us for any of the periods presented since we are not the legal obligor of the debt, and our Parent’s borrowings were not directly attributable to us.

Estimates and Assumptions

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities in the financial statements and accompanying notes. Actual results could differ from those estimates.

The outbreak of COVID-19 has caused domestic and global disruption in operations for institutions of higher education. The long-term impact to Walden of the COVID-19 outbreak depends on numerous factors, including the effect on student enrollment in future periods, which cannot be fully determined at this time. As a result, the full impact of COVID-19 and the scope of any adverse impact on our finances and operations, may materially impact accounting estimates and assumptions, cannot be fully determined at this time.

Cash

Walden considers all highly liquid investments with an original maturity date of three months or less, when purchased, to be cash equivalents. No cash equivalents existed at September 30, 2020 and December 31, 2019.

Restricted Cash

Walden participates in the United States Department of Education (“DOE”) Title IV student financing assistance lending programs (“Title IV Programs”). At times, the DOE may require institutions to post standby letters of credit (“LOC”) in order to continue participation in Title IV programs. LOC requirements are based on a number of considerations including recent changes in ownership and failure to meet minimum financial ratio requirements set forth by the DOE. Walden is included within a group letter of credit with other U.S. based institutions controlled by LEI (See note 5).

Walden is also required by various states to post a surety bond. The bonds reflect a financial guarantee of the total amount of non-title IV adjusted gross tuition and fees from the enrollment of students totaling $17,710 and $25,552 as of September 30, 2020 and December 31, 2019, respectively.

As of September 30, 2020 and December 31, 2019, Walden’s restricted cash balance was $142,456 and $151,807, respectively, and held by the issuing banks as collateral for the LOC and surety bonds. The surety bonds collateral include a portion accounted for by Laureate as of September 30, 2020 and December 31, 2019 totaled $7,128 and $15,843 respectively, and included in the condensed combined financial statements as Walden is the principal on the surety bonds.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 2.   Significant Accounting Policies (Continued)

In addition, over the course of the nine months ended September 30, 2020 and the year ended December 31, 2019, Walden received Title IV program funds in advance of billing students for educational services. As a trustee of these Title IV program funds, Walden is required to maintain and restrict these funds pursuant to the terms of the institution’s program participation agreement with the DOE. As of September 30, 2020 and December 31, 2019, there was no restricted cash related to advanced payments of Title IV program funds.

Revenue Recognition

Our revenues consist of tuition, educational product & service revenues, and student fees. Tuition revenues are recognized ratably on a straight-line basis over each academic session as the performance obligations are satisfied. Revenues from the sale of educational products are generally recognized point in time upon delivery. Educational services, such as continuing professional education, are recognized ratably as services are rendered which generally approximate one to three days in length, and collectability is probable.

We have elected a practical expedient portfolio approach for assessing student collectability given the large volume of homogeneous transactions and assess all students as one portfolio. Due to our high collection rate, management does not expect there to be any material differences from assessing the portfolio when compared to collectability on a student by student basis.

Billings on student contracts are billed at the start of each academic session and are paid over the term. Generally, students cannot re-enroll for the next academic session without satisfactory resolution of any past-due amounts.

Revenue is reported net of scholarships and other discounts, refunds and waivers. Management has determined that variable consideration need not be estimated at contract inception as scholarships and other discounts are usually known and taken at contract inception and refunds would not need to be accounted throughout the semester as revenue will only be recognized for the proportional amount of education provided and no amount of revenue recognized will be subject to a refund. For the nine months ended September 30, 2020 and 2019, our revenue was reduced by scholarships and discounts of $81,229 and $86,997, respectively, that we have offered to our students.

Deferred revenue and student deposits, which consist of tuition paid prior to the start of academic session and unearned tuition amounts, begins to be recognized as revenue after an academic session begins. If a student withdraws within the refund period, we are obligated to issue a refund according to the refund policy and the timing of the student’s withdrawal. The amount of refund obligations are reduced over the course of the academic term. Refunds are recorded as a reduction of deferred revenue and student deposits, as applicable. Deferred revenue and student deposits totaled $100,697 and $73,610 at September 30, 2020 and December 31, 2019, respectively.

Student Tuition and Fees Receivable

Student tuition and fees receivable primarily consists of tuition and educational services and are recognized when an academic session begins, although students generally enroll in courses prior to the start of the academic session. Receivables are recognized only to the extent that amounts are due and collection is probable. The receivable balance totaled $60,041 and $44,362 as of September 30, 2020 and December 31, 2019, respectively.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 2.   Significant Accounting Policies (Continued)

Allowance for Doubtful Accounts

Walden uses estimates to determine the amount of the allowance for doubtful accounts necessary to reduce the student tuition and fees receivable to net realizable value. Walden estimates the amount of the required allowance by reviewing the status of past-due receivables, analyzing historical bad debt trends, as well as analysis of aged accounts receivable balances with allowances generally increasing as the receivable ages. The analysis of receivables is performed monthly, and allowances are adjusted accordingly. Receivables are generally due on the date on which the related class commences.

Additionally, a substantial portion of our receivables are derived from students that participate in the Title IV programs administered by the DOE. Walden writes off receivables deemed to be uncollectible to the allowance for doubtful accounts when all collection efforts have been exhausted. Allowance for student tuition and fees was $17,392 and $15,949 as of September 30, 2020 and December 31, 2019.

Advertising Costs

Advertising costs which are expensed as incurred totaled $95,443 and $83,479 for the nine months ended September 30, 2020 and 2019. Advertising expenses are included in the accompanying condensed combined statement of operations.

Contingencies

Walden accrues for contingent obligations when it is probable that a liability is incurred and the amount or range of amounts is reasonably estimable. Refer to Note 3 for further details of contingency matters.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-13, which sets forth a “current expected credit loss” (CECL) model and requires companies to measure all expected credit losses for financial instruments held at the reporting date based on historical experience, current conditions, and reasonable supportable forecasts. ASU 2016-13 applies to financial instruments that are not measured at fair value, including receivables that result from revenue transactions. This ASU was effective for Walden beginning on January 1, 2020 and did not have a material impact on our condensed combined financial statements.

In January 2017, the FASB issued ASU 2017-04 in order to simplify the test for goodwill impairment by eliminating Step 2, which measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under the amendments in this ASU, an entity should perform its annual goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. However, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. This ASU is effective for Walden beginning on January 1, 2020 and did not have a material impact on our condensed combined financial statements.

Subsequent Events

Management has evaluated events through November 13, 2020, which is the date the condensed combined financial statements were available to be issued. Walden had no material subsequent events that were not reflected in the financial statements for the period.

Note 3.   Income Taxes

The significant components of Walden’s provision for income taxes for the nine months ended September 30, 2020 and 2019 were as follows:

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 3.   Income Taxes (Continued)

	Nine months ended September 30,
	2020	2019
Current
Federal	$24,327	$23,771
State	5,509	5,582
Total Current Expense	29,836	29,353
Deferred
Federal	—	—
State	48	100
Total Deferred Expense	48	100
Total provision for income taxes	$29,884	$29,453

For the nine months ended September 30, 2020 and 2019 Walden’s effective tax rate was approximately 26% for both periods.

Note 4.   Commitments and Contingencies

Other Commitments

Walden participates in student financial aid through the Federal Department of Education’s Guaranteed Student Loan Program (the “Program”). Transfers of funds from the financial aid programs to Walden are made in accordance with the DOE requirements.

The financial aid and assistance programs are subject to political and budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex regulations govern the financial assistance programs in which Walden’s students participate. Walden’s administration of these programs is periodically reviewed by various regulatory agencies. Any regulatory violation could be the basis for the initiation of potential adverse actions including a suspension, limitation or termination proceeding which could have a material adverse effect on us. While unlikely, if we were to lose our eligibility to participate in federal student financial aid programs, the students at that institution would lose access to funds derived from those programs and would have to seek alternative sources of funds to pay their tuition and fees. Management believes there are no matters of noncompliance that could have a material effect on the accompanying combined financial statements or our liquidity.

Litigation Matters

From time to time, Walden can be a defendant in various lawsuits. Management monitors the status of such events and accrues an estimated amount when an obligation becomes probable and estimable. Any amount recorded is based on the status of current activity and the advice from legal counsel. As of September 30, 2020 and December 31, 2019 no amounts were accrued for such events.

WALDEN EDUCATION BUSINESS
(Carve-Out of Walden Operations of Laureate Education)

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)
(Dollars in thousands)

Note 4.   Commitments and Contingencies (Continued)

Regulatory Matters

Our business is subject to regulatory oversight and from time to time we must respond to inquiries about its compliance with the various statutory requirements under which it operates. On September 14, 2020, Walden University (Walden) received a letter from the United States Department of Justice (DOJ) indicating that the DOJ is examining whether Walden, in the operation of its Masters of Science in Nursing program (Nursing Program), may have violated the Federal False Claims Act by misrepresenting compliance with its program participation agreement with the U.S. Department of Education, which agreement covers Walden University’s participation in federal student financial aid programs under Title IV of the U.S. Higher Education Act. The letter invites Walden to provide information regarding a number of specific areas primarily related to the practicum component its Nursing Program, but it makes no specific allegations of any misconduct or wrongdoing by Walden. While Walden is cooperating with the DOJ’s request to voluntarily provide information, it cannot predict the timing or outcome of this matter. Further, on October 12, 2020, Walden received notice from the Higher Learning Commission (HLC) of its intent to assign a public “Government Investigation” designation to Walden due to the DOJ inquiry. While the HLC has complete discretion in whether to issue such a public designation, Walden requested that such a designation not be imposed, as there has been no governmental allegation of any misconduct or illegal acts. On November 9, 2020, the HLC made the “Government Investigation” designation to Walden and informed Walden that Walden will need to provide an update report to the HLC by May 7, 2021. The HLC further stipulated that the designation is not a determination or expression of view on the merits of the DOJ actions. The HLC will continue to monitor the situation and revisit the designation based on developments in the matter. Walden accrues for a liability when it is both probable that a liability has been incurred and the amount of the liability can be reasonably estimated. Significant judgment is required in both the determination of probability and the determination as to whether a loss is reasonably estimable. The disclosures, accruals or estimates, if any, resulting from the foregoing analysis are reviewed and adjusted to reflect the effect of negotiations, settlements, rulings, advice of legal counsel and other information and events pertaining to a particular matter. At this time, Walden does not believe that this matter will have a material effect on its financial position, results of operations, or cash flows.

Note 5.   Related Party Transactions

Pledged Assets

Pursuant to a Second Amended and Restated Collateral Agreement dated as of April 26, 2017 between the Walden and Citibank, N.A., as collateral agent (in such capacity, the “Collateral Agent”), Walden has pledged specific assets as collateral for a revolving credit facility and term loans from various lenders to the Parent. These assets include all of our receivables (except Title IV student loans) as well as our copyrights, patents and trademarks.

Standby Letters of Credit

During the nine months ended September 30, 2020, the Parent’s LOC in favor of the DOE, which allows Walden and certain other LEI subsidiaries to participate in Title IV programs, was renewed and decreased by $1,496, to a total of $125,756. The percentage attributable to Walden of 99.2% was calculated based on our portion of the total 2018 Title IV HEA program funds. As of September 30, 2020, $124,746 was held as collateral in a money market account by us and is included in restricted cash in the accompanying condensed combined balance sheet.

During the year ended December 31, 2019, the Parent’s LOC in favor of the DOE, which allows Walden and certain other LEI subsidiaries to participate in Title IV programs, was renewed on December 31, 2018 and decreased by $11,751, to a total of $127,252. The percentage attributable to Walden of 99.2% was calculated based on our portion of the total 2018 Title IV HEA program funds. As of December 31, 2019, $126,255 was held as collateral in a money market account by us and is included in restricted cash in the accompanying condensed combined balance sheet.